UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2025

Forward Industries, Inc.

(Exact name of registrant as specified in its charter)

New York	001-34780	13-1950672
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

700 Veterans Memorial Hwy. Suite 100

Hauppauge, New York 11788

(Address of Principal Executive Office) (Zip Code)

(631) 547-3055

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	FORD	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 16, 2025, the Board of Directors of Forward Industries, Inc. (the “Company”) approved an amendment to the Company’s Third Amended and Restated Bylaws (the “Bylaws”) and adopted an amendment to the quorum requirement contained in Article II, Section 205 of the Bylaws (the “Amendment”) to provide that the holders of thirty-three and one third percent (33.3%) of the outstanding shares of stock of the Company entitled to vote at a shareholders meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business. Prior to the Amendment, the Bylaws provided that a quorum at a meeting of shareholders consisted of the holders of a majority of the shares entitled to vote then issued and outstanding, present in person or represented by proxy.

The foregoing summary of the Amendment is qualified in its entirety by reference to the text of the Amendment, which is attached as Exhibit 3.1 to this Form 8-K and is incorporated by reference into this Item 5.03.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description
3.1	Amendment No. 1 to the Third Amended and Restated Bylaws of Forward Industries, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORWARD INDUSTRIES, INC.

Date: June 18, 2025	By:	/s/ Kathleen Weisberg
Name: Kathleen Weisberg
Title: Chief Financial Officer

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